WISCONSIN PUBLIC SERVICE CORPORATION                         EXHIBIT D

SALES OF ELECTRIC ENERGY AND GAS

Calendar Year 2000

		Wisconsin Public Service Corporation	Wisconsin River Power Company
(a)	Electric energy sold (at retail or wholesale)
	Wisconsin (kWh)	11,325,422,353	176,748,000
	Michigan (kWh)	1,081,494,387
	Total (kWh)	12,406,916,740

	Wisconsin (revenues - excludes miscellaneous)	$528,678,803
	Michigan (revenues - excludes miscellaneous)	34,379,600
	Total (revenues associated with energy sold)	$563,058,403

	Intercompany
	Wisconsin - Wisconsin River Power to WPSC (kWh)	None	* 58,916,000
	Wisconsin - WPSC to Upper Peninsula Power Company (kWh)	755,552,554	None
	Michigan - Upper Peninsula Power Company to WPSC (kWh)	None	None

	Wisconsin - Wisconsin River Power to WPSC (revenues)	None	$1,741,107
	Wisconsin - WPSC to Upper Peninsula Power Company (revenues)	$20,639,073	None
	Michigan - Upper Peninsula Power Company to WPSC (revenues)	None	None

	Other
	Wisconsin (kWh)	10,569,869,799	* 117,832,000
	Michigan (kWh)	1,081,494,387
	Total (kWh)	11,651,364,186

	Wisconsin (revenues - excludes miscellaneous)	$508,039,730
	Michigan (revenues - excludes miscellaneous)	34,379,600
	Total (revenues associated with energy sold)	$542,419,330

	Gas distributed at retail
	Wisconsin (MCF)	** 39,599,523	None
	Michigan (MCF)	** 751,723	None
	Total (MCF)	40,351,246

	Wisconsin (revenues - excludes miscellaneous)	**$251,216,871	None
	Michigan (revenues - excludes miscellaneous)	** 4,105,446	None
	Total (revenues - excludes miscellaneous)	$255,322,317

	Intercompany	None	None

	Other (transport gas)
	Wisconsin (MCF)	** 28,484,408	None
	Michigan (MCF)	** 1,140,800	None
	Total (MCF)	29,625,208

	Wisconsin (revenues)	** $7,548,559	None
	Michigan (revenues)	** 453,804	None
	Total (revenues)	$8,002,363

(b)	Electric energy distributed at retail outside state of organization

	Michigan (kWh)	314,835,833	None
	Michigan (revenues - excludes miscellaneous)	$13,315,875	None

	Gas distributed at retail outside state of organization

	Michigan (MCF)	** 1,892,523	None
	Michigan (revenues - excludes miscellaneous)	** $4,559,250	None

(c)	Electric energy sold at wholesale outside state of organization or at state line

	Michigan (kWh)	766,658,554	None
	Michigan (revenues)	$21,063,725	None

	Gas sold at wholesale outside state of organization or at state line

	Michigan (kWh)	None	None
	Michigan (revenues)	None	None

(d)	Electric energy purchased outside state of organization or at state line #

	KWh	2,386,511,000	None
	Expenses	$56,581,489	None

	Gas purchased outside state of organization or at state line

	Numerous states (MCF)	40,095,872	None
	Numerous states (expenses)	$185,143,317	None

* Quantities shown represent actual deliveries. By contract, each of the three purchasers of the output of Wisconsin River Power Company is entitled to receive, and is required to pay for one-third of the total output.

** "Gas distributed at retail" for Wisconsin includes 12,121,800 MCF and $63,978,482 and "Gas distributed at retail" for Michigan includes 149,019 MCF and $787,377 respectively, of sales to Large Commercial and Industrial Customers (those using 2,000 CCF within one month of the year) under Wisconsin Public Service Corporation's retail rates. Industrial usage is indeterminable.

# Receipts of 92,957 kWh of interchange energy were offset by deliveries of 10 kWh to same supplier at other points in the system. These deliveries (and other offsetting deliveries of interchange energy) are omitted from Wisconsin Public Service Corporation's sales shown above.

Purchases from marketers are not included. It is not known if they are at stateline or outside of state.